EXHIBIT 11
            Statement re:  Computation of Earnings per Share
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
                           For the Three Months Ended September 30,
                                1997                    1996
                       ----------------------- -----------------------
                                      Fully                   Fully
                         Primary     Diluted     Primary     Diluted
                       ----------- ----------- ----------- -----------
Weighted Average
 Shares Outstanding:

 Common Stock           12,195,891  12,195,891  12,195,891  12,195,891
 Shares Available
   Under Options            42,351      69,621     254,947     374,247
                       ----------- ----------- ----------- -----------

Weighted Average Common
 and Common Equivalent
 Shares Outstanding     12,238,242  12,265,512  12,450,838  12,570,138
                       =========== =========== =========== ===========

Net Income             $   428,486 $   428,486 $    40,745 $    40,745
                       =========== =========== =========== ===========

Earnings per Share     $      0.04 $      0.03 $      0.00 $      0.00
                       =========== =========== =========== ===========


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